ADVANCED SERIES TRUST

AMENDMENT NO. 5 TO MANAGEMENT AGREEMENT

Amendment No. 5 to Management Agreement made this 11th day of December, 2020, by and between Advanced Series Trust (AST), on behalf of each series listed on Schedule A hereto (collectively, the Portfolios) and PGIM Investments LLC (PGIM Investments or the Manager).

WHEREAS, the Manager has entered into a Management Agreement (the Management Agreement) dated February 25, 2013 with AST for the Portfolios, as amended from time to time, pursuant to which PGIM Investments acts as Manager of AST; and

WHEREAS, AST and the Manager have mutually agreed to revise Schedule A of the Management Agreement in order to include the AST Bond Portfolio 2032 as a new series of AST (the New Portfolio), and whereby the New Portfolio compensates the Manager for the services provided by the Manager to the New Portfolio under the Management Agreement; and

NOW THEREFORE, the parties mutually agree as follows:

1.The management fee rate schedule for the Portfolios appearing in Schedule A of the Management Agreement is hereby deleted in its entirety and is replaced with the attached Schedule A.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

ADVANCED SERIES TRUST

By: /s/ Timothy S. Cronin

Name: Timothy S. Cronin

Title: President

PGIM INVESTMENTS LLC

By: /s/ Timothy S. Cronin

Name: Timothy S. Cronin

Title: Senior Vice President

ADVANCED SERIES TRUST
Schedule "A"

Portfolio	Contractual Fee Rate
0.9825% of average daily net assets to $300 million;
0.9725% on next $200 million of average daily net assets;
0.9625% on next $250 million of average daily net assets;
AST Prudential Flexible Multi-Strategy Portfolio	0.9525% on next $2.5 billion of average daily net assets;
0.9425% on next $2.75 billion of average daily net assets;
0.9125% on next $4 billion of average daily net assets;
0.8925% over $10 billion of average daily net assets

0.7325% of average daily net assets to $300 million;
0.7225% on next $200 million of average daily net assets;
0.7125% on next $250 million of average daily net assets;
AST Legg Mason Diversified Growth Portfolio	0.7025% on next $2.5 billion of average daily net assets;
0.6925% on next $2.75 billion of average daily net assets;
0.6625% on next $4 billion of average daily net assets;
0.6425% over $10 billion of average daily net assets

0.7325% of average daily net assets to $300 million;
0.7225% on next $200 million of average daily net assets;
0.7125% on next $250 million of average daily net assets;
AST T. Rowe Price Diversified Real Growth Portfolio	0.7025% on next $2.5 billion of average daily net assets;
0.6925% on next $2.75 billion of average daily net assets;
0.6625% on next $4 billion of average daily net assets;
0.6425% over $10 billion of average daily net assets

0.4925% of average daily net assets to $500 million;
AST Bond Portfolio 2026*	0.4725% on next $4.5 billion of average daily net assets;
0.4625% on next $5 billion of average daily net assets;

0.4525% over $10 billion of average daily net assets

0.4925% of average daily net assets to $500 million;
AST Bond Portfolio 2027*	0.4725% on next $4.5 billion of average daily net assets;
0.4625% on next $5 billion of average daily net assets;

0.4525% over $10 billion of average daily net assets

0.4925% of average daily net assets to $500 million;
AST Bond Portfolio 2028*	0.4725% on next $4.5 billion of average daily net assets;
0.4625% on next $5 billion of average daily net assets;

0.4525% over $10 billion of average daily net assets

0.4925% of average daily net assets to $500 million;
AST Bond Portfolio 2029*	0.4725% on next $4.5 billion of average daily net assets;
0.4625% on next $5 billion of average daily net assets;

0.4525% over $10 billion of average daily net assets

0.4925% of average daily net assets to $500 million;
AST Bond Portfolio 2030*	0.4725% on next $4.5 billion of average daily net assets;
0.4625% on next $5 billion of average daily net assets;

0.4525% over $10 billion of average daily net assets

0.4925% of average daily net assets to $500 million;
AST Bond Portfolio 2031*	0.4725% on next $4.5 billion of average daily net assets;
0.4625% on next $5 billion of average daily net assets;

0.4525% over $10 billion of average daily net assets

0.4925% of average daily net assets to $500 million;
AST Bond Portfolio 2032*	0.4725% on next $4.5 billion of average daily net assets;
0.4625% on next $5 billion of average daily net assets;

0.4525% over $10 billion of average daily net assets

0.7325% of average daily net assets to $300 million;
0.7225% on next $200 million of average daily net assets;
0.7125% on next $250 million of average daily net assets;
AST QMA International Core Equity Portfolio	0.7025% on next $2.5 billion of average daily net assets;
0.6925% on next $2.75 billion of average daily net assets;
0.6625% on next $4 billion of average daily net assets;
0.6425% over $10 billion of average daily net assets

0.64% of average daily net assets to $300 million;
0.63% on next $200 million of average daily net assets;
AST Global Bond Portfolio	0.62% on next $250 million of average daily net assets;
0.61% on next $2.5 billion of average daily net assets;
(formerly, AST Wellington Management Global Bond Portfolio)
0.60% on next $2.75 billion of average daily net assets;

0.57% on next $4 billion of average daily net assets;
0.55% over $10 billion of average daily net assets
0.6825% of average daily net assets to $300 million;
0.6725% on next $200 million of average daily net assets;
0.6625% on next $250 million of average daily net assets;
AST American Funds Growth Allocation Portfolio	0.6525% on next $2.5 billion of average daily net assets;
0.6425% on next $2.75 billion of average daily net assets;
0.6125% on next $4 billion of average daily net assets;
0.5925% over $10 billion of average daily net assets

0.525% of average daily net assets to $300 million;
0.515% on next $200 million of average daily net assets;
0.505% on next $250 million of average daily net assets;
AST BlackRock 60/40 Target Allocation ETF Portfolio	0.495% on next $2.5 billion of average daily net assets;
0.485% on next $2.75 billion of average daily net assets;
0.455% on next $4 billion of average daily net assets;
0.435% over $10 billion of average daily net assets

0.525% of average daily net assets to $300 million;
0.515% on next $200 million of average daily net assets;
0.505% on next $250 million of average daily net assets;
AST BlackRock 80/20 Target Allocation ETF Portfolio	0.495% on next $2.5 billion of average daily net assets;
0.485% on next $2.75 billion of average daily net assets;
0.455% on next $4 billion of average daily net assets;
0.435% over $10 billion of average daily net assets

0.5325% of average daily net assets to $300 million;
0.5225% on next $200 million of average daily net assets;
0.5125% on next $250 million of average daily net assets;
0.5025% on next $2.5 billion of average daily net assets;
AST BlackRock Corporate Bond Portfolio	0.4925% on next $2.75 billion of average daily net assets;
0.4625% on next $4 billion of average daily net assets;

0.4425% on next $2.5 billion of average daily net assets;
0.4225% on next $2.5 billion of average daily net assets;
0.4025% on next $5 billion of average daily net assets;
0.3825% over $20 billion of average daily net assets

0.5325% of average daily net assets to $300 million; 0.5225% on next $200 million of average daily net assets; 0.5125% on next $250 million of average daily net assets; 0.5025% on next $2.5 billion of average daily net assets;

AST PIMCO Corporate Bond Portfolio0.4925% on next $2.75 billion of average daily net assets; 0.4625% on next $4 billion of average daily net assets;

0.4425% on next $2.5 billion of average daily net assets; 0.4225% on next $2.5 billion of average daily net assets; 0.4025% on next $5 billion of average daily net assets; 0.3825% over $20 billion of average daily net assets

0.5325% of average daily net assets to $300 million; 0.5225% on next $200 million of average daily net assets; 0.5125% on next $250 million of average daily net assets; 0.5025% on next $2.5 billion of average daily net assets;

AST Prudential Corporate Bond Portfolio**0.4925% on next $2.75 billion of average daily net assets; 0.4625% on next $4 billion of average daily net assets;

0.4425% on next $2.5 billion of average daily net assets; 0.4225% on next $2.5 billion of average daily net assets; 0.4025% on next $5 billion of average daily net assets; 0.3825% over $20 billion of average daily net assets

0.5325% of average daily net assets to $300 million; 0.5225% on next $200 million of average daily net assets; 0.5125% on next $250 million of average daily net assets; 0.5025% on next $2.5 billion of average daily net assets;

AST T. Rowe Price Corporate Bond Portfolio0.4925% on next $2.75 billion of average daily net assets; 0.4625% on next $4 billion of average daily net assets;

0.4425% on next $2.5 billion of average daily net assets; 0.4225% on next $2.5 billion of average daily net assets; 0.4025% on next $5 billion of average daily net assets; 0.3825% over $20 billion of average daily net assets

0.5325% of average daily net assets to $300 million; 0.5225% on next $200 million of average daily net assets; 0.5125% on next $250 million of average daily net assets; 0.5025% on next $2.5 billion of average daily net assets;

AST Western Asset Corporate Bond Portfolio0.4925% on next $2.75 billion of average daily net assets; 0.4625% on next $4 billion of average daily net assets;

0.4425% on next $2.5 billion of average daily net assets; 0.4225% on next $2.5 billion of average daily net assets; 0.4025% on next $5 billion of average daily net assets; 0.3825% over $20 billion of average daily net assets

0.6825% of average daily net assets to $300 million; 0.6725% on next $200 million of average daily net assets; 0.6625% on next $250 million of average daily net assets;

AST Dimensional Global Core Allocation Portfolio0.6525% on next $2.5 billion of average daily net assets; 0.6425% on next $2.75 billion of average daily net assets; 0.6125% on next $4 billion of average daily net assets; 0.5925% over $10 billion of average daily net assets

*The assets for each of the AST Bond Portfolio 2020, AST Bond Portfolio 2021, AST Bond Portfolio 2022, AST Bond Portfolio 2023, AST Bond Portfolio 2024, AST Bond Portfolio 2025, AST Bond Portfolio 2026, AST Bond Portfolio 2027, AST Bond Portfolio 2028, AST Bond Portfolio 2029, AST Bond Portfolio 2030, AST Bond Portfolio 2031, AST Bond Portfolio 2032 and AST Investment Grade Bond Portfolio are aggregated for purposes of determining the fee rate applicable to each Portfolio.

**The assets of the AST Prudential Corporate Bond Portfolio will be aggregated with the assets of the AST Multi- Sector Fixed Income Portfolio.

As of December 11, 2020